Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Angiotech Pharmaceuticals Inc.’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia

May 13, 2009